EXHIBIT 99.1

3D Systems Reports Third Quarter and Nine Months 2015 Financial Results

ROCK HILL, S.C., Nov. 4, 2015 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the third quarter and nine months ended September 30, 2015.

For the third quarter of 2015, the company reported revenue of $151.6 million, a decrease of 9% over the comparable quarter in 2014, or a 3% decrease on a constant currency basis. The company reported a GAAP loss of $0.29 per share and non-GAAP earnings of $0.01 per share.

"We are disappointed with our overall results and the lower revenue from our 3D printing products and services, which we believe were negatively impacted by continued challenging market conditions that extended customers' capital investment cycles and reduced demand across all geographies," commented Andrew Johnson, Interim President & Chief Executive Officer and Chief Legal Officer, 3D Systems. "However, we are pleased that our 3D healthcare simulators and services and 3D software contributed favorably to our results."

Gross profit margin decreased 90 basis points compared to the third quarter of 2014 to 46.9% due primarily to the negative impact of consumer products.

For the third quarter of 2015, operating expenses remained flat sequentially at $105.7 million, inclusive of $22.5 million of R&D expenditures and an $11.3 million expense for an arbitration award related to a business acquisition completed in 2011.

The company reported a third quarter GAAP net loss of $32.2 million, or a $0.29 loss per share. The company reported non-GAAP net income of $0.8 million, or $0.01 earnings per share.

The company used $4.3 million of cash for operations during the quarter and had $157.5 million of cash on hand at the end of September.

For the first nine months of 2015, revenue grew 4% to $482.8 million, or a 12% increase on a constant currency basis, resulting in a GAAP loss of $0.53 per share and non-GAAP earnings of $0.08 per share.

"As we navigate challenging market conditions, we are taking decisive steps to reduce our cost structure and better prioritize our resources around near-term opportunities while continuing investments in quality initiatives, partner-centric programs and new products," concluded Johnson.

Recent Business Developments

The company is focusing on leveraging its domain expertise in key verticals into new products and partnerships that it believes could drive incremental adoption. Recently, the company has:

  Expanded its healthcare reach with new modules for cardiology training and surgical planning and partnered with MirrorMe3D to bring 3D printing to cosmetic surgery;

  Expanded its partnerships with Phillips Corporation, U.S. Army Research Lab and Pennsylvania State University, to advance material and process developments, including critical defense and aerospace applications;

  Added Methods Machine Tools, a leading supplier of precision machine tools and automation for manufacturing, as a channel partner;

  Partnered with GPI Prototype & Manufacturing Services to expand use cases for its Direct Metal Printers;

  Introduced Nylon material and Infinity™ Rinse-Away water soluble support material for its desktop 3D printers; and

  Introduced the next generation of GibbsCam Software for production machining.

Q3 Conference Call and Webcast

The company expects to file its third quarter 2015 Form 10-Q with the Securities and Exchange Commission on November 4, 2015. 3D Systems plans to hold a conference call and simultaneous webcast to discuss these results on Wednesday, November 4, 2015, at 8:30 a.m. Eastern Time.

Date: Wednesday, November 4, 2015

Time: 8:30 a.m. Eastern Time

Listen via Internet: www.3dsystems.com/investor

Participate via telephone:
Within the U.S.: 1-877-407-8291
Outside the U.S.: 1-201-689-8345

The recorded webcast will be available beginning approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company, including but not limited to, statements about management's expectations regarding the company's performance, initiatives and strategies. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 3D Systems undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Presentation of Information in This Press release

To facilitate a better understanding of the impact that several strategic acquisitions had on its financial results, the company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, acquisition and severance expenses, an arbitration award related to litigation, loss on conversion of notes and stock-based compensation expense. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

About 3D Systems

3D Systems provides the most advanced and comprehensive 3D digital design and fabrication solutions available today, including 3D printers, print materials and cloud-sourced custom parts. Its powerful ecosystem transforms entire industries by empowering professionals and consumers everywhere to bring their ideas to life using its vast material selection, including plastics, metals, ceramics and edibles. 3DS' leading personalized medicine capabilities include end-to-end simulation, training and planning, and printing of surgical instruments and devices for personalized surgery and patient specific medical and dental devices. Its democratized 3D digital design, fabrication and inspection products provide seamless interoperability and incorporate the latest immersive computing technologies. 3DS' products and services disrupt traditional methods, deliver improved results and empower its customers to manufacture the future now.

More information on the company is available at www.3dsystems.com.

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Quarter and Nine Months Ended September 30, 2015 and 2014

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Revenue:
Products	$ 87,747	$ 111,926	$ 292,146	$ 313,104
Services	63,827	55,018	190,654	153,110
Total revenue	151,574	166,944	482,800	466,214
Cost of sales:
Products	48,472	57,627	156,432	155,675
Services	32,064	29,519	94,719	82,871
Total cost of sales	80,536	87,146	251,151	238,546
Gross profit	71,038	79,798	231,649	227,668
Operating expenses:
Selling, general and administrative	83,212	53,656	237,242	152,698
Research and development	22,463	17,934	70,410	52,883
Total operating expenses	105,675	71,590	307,652	205,581
Income (loss) from operations	(34,637)	8,208	(76,003)	22,087
Interest and other expense, net	1,373	3,955	4,029	6,479
Income (loss) before income taxes	(36,010)	4,253	(80,032)	15,608
Provision (benefit) for income taxes	(3,524)	1,113	(20,563)	5,366
Net income (loss)	(32,486)	3,140	(59,469)	10,242
Less net income (loss) attributable to noncontrolling interests	(237)	56	(343)	156
Net income (loss) attributable to 3D Systems Corporation	$ (32,249)	$ 3,084	$ (59,126)	$ 10,086
Net income (loss) per share available to 3D Systems Corporation common stockholders — basic and diluted	$ (0.29)	$ 0.03	$ (0.53)	$ 0.09

Other comprehensive income (loss):
Pension adjustments, net of taxes	$ 14	$ 91	$ 276	$ 136
Foreign currency loss	(9,957)	(10,897)	(17,903)	(9,263)
Other comprehensive loss	(9,943)	(10,806)	(17,627)	(9,127)
Less foreign currency translation loss attributable to noncontrolling interests	(882)	(73)	(2,588)	(71)
Other comprehensive loss attributable to 3D Systems Corporation	(9,061)	(10,733)	(15,039)	(9,056)

Comprehensive income (loss)	(42,429)	(7,666)	(77,096)	1,115
Less comprehensive income (loss) attributable to noncontrolling interests	(1,119)	(17)	(2,931)	85
Comprehensive income (loss) attributable to 3D Systems Corporation	$ (41,310)	$ (7,649)	$ (74,165)	$ 1,030

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2015 and December 31, 2014

	September 30,	December 31,
(in thousands, except par value)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 157,453	$ 284,862
Accounts receivable, net of allowance for doubtful accounts of $15,797 (2015) and $10,300 (2014)	134,492	168,441
Inventories, net	138,181	96,645
Prepaid expenses and other current assets	25,898	15,769
Current deferred income tax asset	25,025	14,973
Total current assets	481,049	580,690
Property and equipment, net	88,540	81,881
Intangible assets, net	267,182	251,561
Goodwill	622,431	589,537
Long term deferred income tax asset	705	816
Other assets, net	21,602	21,485
Total assets	$ 1,481,509	$ 1,525,970
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capitalized lease obligations	$ 523	$ 684
Accounts payable	48,508	64,378
Accrued and other liabilities	49,577	44,219
Customer deposits	7,653	6,946
Deferred revenue	35,455	32,264
Total current liabilities	141,716	148,491
Long term portion of capitalized lease obligations	8,372	8,905
Long term deferred income tax liability	26,880	30,679
Other liabilities	41,793	34,898
Total liabilities	218,761	222,973
Redeemable noncontrolling interests	8,872	8,872

Stockholders' equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 112,425 (2015) and 112,233 (2014)	112	112
Additional paid-in capital	1,275,565	1,245,462
Treasury stock, at cost: 378 shares (2015) and 709 shares (2014)	(412)	(374)
Accumulated earnings	12,988	72,124
Accumulated other comprehensive loss	(39,445)	(24,406)
Total 3D Systems Corporation stockholders' equity	1,248,818	1,292,918
Noncontrolling interests	5,058	1,207
Total stockholders' equity	1,253,876	1,294,125
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$ 1,481,509	$ 1,525,970

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income (loss)	$ (59,469)	$ 10,242
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Benefit of deferred income taxes	(21,971)	(19,113)
Depreciation and amortization	63,905	39,563
Provision for ligation award	11,282	—
Impairment of investment	1,111	—
Non-cash interest on convertible notes	—	224
Provision for bad debts	4,123	4,394
Provision for obsolescence and revaluation	9,191	2,065
Stock-based compensation	28,850	23,738
Loss on the disposition of property and equipment	1,182	176
Loss on conversion of convertible debt	—	1,806
Changes in operating accounts:
Accounts receivable	37,426	(40,347)
Inventories	(50,178)	(40,101)
Prepaid expenses and other current assets	(10,136)	(6,725)
Accounts payable	(19,657)	11,925
Accrued and other liabilities	(5,348)	8,254
Customer deposits	566	1,848
Deferred revenue	(1,748)	5,813
Other operating assets and liabilities	263	24,136
Net cash provided by (used in) operating activities	(10,608)	27,898
Cash flows from investing activities:
Purchases of property and equipment	(18,064)	(16,783)
Additions to license and patent costs	(719)	(547)
Cash paid for acquisitions, net of cash assumed	(91,799)	(244,290)
Other investing activities	(3,750)	(300)
Net cash used in investing activities	(114,332)	(261,920)
Cash flows from financing activities:
Tax benefits from share-based payment arrangements	467	6,870
Proceeds from issuance of common stock	—	299,729
Proceeds from exercise of stock options and restricted stock, net	748	1,603
Repayment of capital lease obligations	(788)	(317)
Net cash provided by financing activities	427	307,885
Effect of exchange rate changes on cash	(2,896)	(2,844)
Net increase (decrease) in cash and cash equivalents	(127,409)	71,019
Cash and cash equivalents at the beginning of the period	284,862	306,316
Cash and cash equivalents at the end of the period	$ 157,453	$ 377,335

3D Systems Corporation
Schedule 1
Earnings (Loss) Per Share
Quarter and Nine Months Ended September 30, 2015 and 2014

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
Numerator for basic and diluted net earnings per share:
Net income (loss) attributable to 3D Systems Corporation	$ (32,249)	$ 3,084	$ (59,126)	$ 10,086

Denominator for basic and diluted net earnings per share:
Weighted average shares	112,010	110,737	111,920	106,923

Earnings (loss) per share, basic and diluted	(0.29)	0.03	(0.53)	0.09

Interest expense excluded from diluted earnings per share calculation (a)	$ —	$ —	$ —	$ 362
5.50% Convertible notes shares excluded from diluted earnings per share calculation (a)	—	—	—	584
Restricted stock units excluded from diluted earnings per share calculation(b)	109	—	61	—

(a) Average outstanding diluted earnings (loss) per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.
(b) Average outstanding diluted earnings (loss) per share calculation excludes restricted stock units since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income
Quarter and Nine Months Ended September 30, 2015 and 2014

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
GAAP net income (loss) attributable to 3D Systems Corporation	$ (32,249)	$ 3,084	$ (59,126)	$ 10,086
Cost of sales adjustments:
Amortization of intangibles	81	74	232	209
Operating expense adjustments:
Amortization of intangibles	15,762	11,032	47,608	28,301
Acquisition and severance expenses	689	1,441	5,865	4,836
Non-cash stock-based compensation expense	8,800	8,100	28,850	23,738
Arbitration award	11,282	—	11,282	—
Interest and other expense adjustments:
Non-cash interest expense	—	31	—	225
Loss on convertible notes	—	1,806	—	1,806
Tax effect (a)	(3,584)	(5,888)	(25,582)	(17,839)
Non-GAAP net income	$ 781	$ 19,680	$ 9,129	$ 51,362

Non-GAAP basic and diluted earnings per share	$ 0.01	$ 0.18	$ 0.08	$ 0.48
(a) tax effect is calculated quarterly, based on the actual tax rate for each quarter.
CONTACT: Investor Contact: Stacey Witten
         Email: Investor.relations@3dsystems.com

         Media Contact: Timothy Miller
         Email: Press@3dsystems.com